Exhibit 99.1
Highland Distressed Opportunities, Inc.
Announces Financial Results for the Fiscal Year Ended December 31, 2007
DALLAS—(BUSINESS WIRE)—March 20, 2008—Highland Distressed Opportunities, Inc. (the “Company”) (NYSE: HCD) today announced its financial results for its first fiscal year ended December 31, 2007.
Highlights for the fiscal year ended December 31, 2007 (1):
Stockholders’ Equity (Net Assets): $182.0 million
Total Portfolio Market Value: $312.0 million
Net Asset Value per share: $10.27
Operating Results (in thousands, except per share amounts) (2):
Net decrease in stockholders’ equity (net assets) from operations: $57,251
Net investment income: $17,090
Net realized and unrealized losses on investments: $74,340
Distributions to stockholders per share: $0.7875
Portfolio Investment Activity:
Cost of investments purchased during period: $1,255.4 million (2)
Proceeds from disposition of investments during period: $870.1 million (2)
Number of portfolio companies as of December 31, 2007: 67

(1)	As of December 31, 2007.
(2)	For the period January 18, 2007 (commencement of operations) through December 31, 2007.
Portfolio and Investment Activity
At December 31, 2007, our portfolio investments, exclusive of cash and cash equivalents, consisted of approximately 48.4% in senior loans, 34.8% in corporate notes and bonds, 0.5% in claims, and 16.3% in equity interests as of that date.
Bank debt (also called leveraged loans, or floating rate loans) typically accrues interest at variable rates determined by reference to a base lending rate, such as LIBOR or prime rate, and typically will have maturities of 3 to 5 years. Corporate notes and bonds will typically accrue interest at fixed rates and have stated maturities at origination that range from 5 to 10 years. At December 31, 2007, the weighted average yield of our portfolio investments, exclusive of cash and cash equivalents, was approximately 7.9%. At December 31, 2007, the weighted average yield of our investments in senior loans and corporate notes and bonds was approximately 9.7%. Yields are computed assuming a fully settled portfolio; using interest rates as of the report date and include amortization of senior loan discount points, original issue discount and market premium or discount; weighted by their respective costs when averaged.

As of December 31, 2007, approximately 44.7% of our portfolio consisted of investments in 10 issuers. Additional information regarding these specific investments has been outlined below. This additional information is limited to publicly available information, and does not address the creditworthiness or financial viability of the issuer, or the future plans of the Company as it relates to a specific investment. Furthermore, while the objective of the Company is to invest primarily in financially-troubled or distressed companies, the Company can and does invest in issuers that are not financially-troubled or distressed at the time of investment. The Company may have sold some, or all, of the positions outlined below subsequent to December 31, 2007.
Comcorp Broadcasting, Inc.

Comcorp Broadcasting, Inc. (“ComCorp”) is a privately-held regional broadcasting company based in Lafayette, LA. ComCorp operates 23 TV stations in 10 markets in Texas, Louisiana, and Indiana. ComCorp filed for bankruptcy in June 2006 after it was unable to meet its ongoing debt obligations. ComCorp, and its direct and indirect subsidiaries, exited bankruptcy with an effective date of October 4, 2007 under Plans filed with the United States Bankruptcy Court in the Western District of Louisiana (Case No. 06-50410). Copies of the Plans and the Confirmation Orders may be downloaded, without cost, at www.kccllc.net/cca, or be requested free of charge by calling Kurtzman Carson Consultants LLC at 1-866-381-9100.

Entegra Power Group, LLC

Entegra Power Group, LLC (“Entegra”) was formed June 1, 2005. Entegra owns and operates two of the largest independent power plants in the United States. Both plants, similar in size and design, are natural gas fired combined cycle facilities, each capable of producing approximately 2,200 MW of power and have been in commercial operation since 2003. The Gila River Power Station is located just south of Phoenix, Arizona and the Union Power Station is located in southern Arkansas. More information can be found at www.entegrapower.com.

Fontainebleau Florida Hotel, LLC

Fontainebleau Resorts, Inc. (“Fontainebleau”) is led by Chairman Jeffrey Soffer, who also serves as Chief Executive Officer of Turnberry, Ltd., a creator of luxury condominium and condominium-hotel developments, and President and Chief Financial Officer Glenn Schaeffer, a former Chief Executive Officer of Mandalay Resort Group. Fontainebleau Miami Beach is a resort located in Miami Beach, Florida. Fontainebleau plans to renovate and expand this property into a 22-acre destination resort. More information can be found at www.bleaumiamibeach.com.

Freescale Semiconductor, Inc.

On December 1, 2006, Freescale Semiconductor, Inc. (“Freescale”) was acquired by a consortium of private equity funds. Freescale is one of the world’s largest semiconductor companies, with leadership in the design and manufacture of embedded processors. More information can be found at www.freescale.com.

Lake at Las Vegas Joint Venture, LLC

Lake at Las Vegas Joint Venture, LLC is a 3,592-acre resort and destination community and is one of the larger master-planned communities in Las Vegas, NV. The development is located approximately 17 miles from the Las Vegas strip. More information can be found at www.lakelasvegas.com.

LVI Services, Inc.

LVI Services, Inc. (“LVI”) is a remediation and facility services firm serving commercial, industrial, retail, government, healthcare and education end markets. From a nationwide branch network, LVI provides asbestos abatement, soft and structural demolition, mold remediation, emergency response, fireproofing, decontamination and decommissioning, lead-based paint abatement and infection control. More information can be found at www.lviservices.com.

Motor Coach Industries International, Inc.

Motor Coach Industries International, Inc. designs, manufactures, assembles and markets intercity coaches, transit buses and their replacement parts. Their coaches are used for intercity regularly scheduled passenger service, tour and charter operations and suburban commuting. More information can be found at www.mcicoach.com.

MPH Mezzanine II, LLC / MPH Mezzanine III, LLC

In February, 2007, Equity Office Properties (“EOP”), and one or more affiliates, merged with affiliates of Blackstone Real Estate Partners (“Blackstone”). Macklowe Properties purchased all but one of EOP’s Manhattan, NY holdings, through an agreement with Blackstone. More information can be found at www.macklowe.com.

Northwest Airlines, Inc.

Northwest Airlines, Inc. (“Northwest”), with hubs in Detroit, Minneapolis/St. Paul, Memphis, Tokyo, and Amsterdam, operated approximately 1,400 daily departures, as of October, 2007. According to Northwest, it and its travel partners serve more than 1,000 cities in excess of 160 countries on six continents. Northwest emerged from Chapter 11 protection on May 31, 2007, and began trading on the NYSE under tickers symbol “NWA”. More information can be found at www.NWA.com or Chapter 11 filing Case No 05-17930, Southern District of New York.

Realogy Corporation

Realogy Corporation (“Realogy”) is a leading global provider of real estate and relocation services including real estate franchising, brokerage, relocation and title. Realogy’s brands and business units include Better Homes and Gardens Real Estate®, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. More information can be found at www.realogy.com.

Results of Operations
We were incorporated in Delaware on August 22, 2006 and initially funded on January 18, 2007. We commenced material operations on February 27, 2007. Therefore, there are no prior periods with which to compare the results of operations for the period ended December 31, 2007.
Investment Income
We primarily generate revenue in the form of interest income on the debt securities that we own, dividend income on any common or preferred stock that we own, and capital gains or losses on any debt or equity securities that we acquire and subsequently sell. We also may acquire investments, which may pay cash or in-kind dividends on a recurring or otherwise negotiated basis. Investment income for the period January 18, 2007 (commencement of operations) through December 31, 2007 was approximately $31.3 million, with approximately $0.8 million of income attributable to invested cash and cash equivalents and approximately $30.5 million attributable to investments in equity interests, bank debt/senior secured debt, and corporate notes/subordinated debt. Of the approximately $30.5 million in investment income from investments other than cash and cash equivalents, approximately $2.6 million of payment-in-kind (“PIK”) interest income was recorded.

Operating Expenses
Operating expenses for the period January 18, 2007 (commencement of operations) through December 31, 2007 were approximately $11.2 million. This amount consisted of advisory fees of approximately $6.3 million, incentive fees of approximately $2.5 million, and administrative fees, accounting fees, professional fees, directors’ fees, taxes and other expenses of approximately $2.4 million.
Per an agreement with the Company’s investment adviser, advisory fees of approximately $2.7 million were waived during the period January 18, 2007 (commencement of operations) through December 31, 2007. Additionally, for the period January 18, 2007 (commencement of operations) through December 31, 2007, the Company’s investment adviser voluntarily waived incentive fees of approximately $1.7 million.
Net Investment Income
The Company’s net investment income for the period January 18, 2007 (commencement of operations) through December 31, 2007 was approximately $17.1 million.
Net Unrealized Depreciation on Investments
For the period January 18, 2007 (commencement of operations) through December 31, 2007, the Company’s investments had net unrealized depreciation of approximately $60.0 million. The decrease was attributable to net unrealized depreciation on senior loans, corporate notes/subordinated debt, and claims and equity interests of approximately $21.5 million, $21.1 million, and $17.4 million, respectively.
Net Realized Losses
For the period January 18, 2007 (commencement of operations) through December 31, 2007, we had net realized losses on investments of approximately $14.5 million.
Net Decrease in Stockholders’ Equity (Net Assets) from Operations
For the period January 18, 2007 (commencement of operations) through December 31, 2007, we had a net decrease in stockholders’ equity (net assets) resulting from operations of approximately $57.3 million.
Financial Condition, Liquidity and Capital Resources
During the period ended December 31, 2007, we generated cash from the net proceeds of our initial public offering (“IPO”) as well as cash flows from operations. All of the net proceeds from our IPO and cash flows from operations were used to acquire the portfolio, to make investments, to make cash distributions to holders of our common stock, and to pay fees and our operating expenses. We also generated additional cash from borrowings under the credit facility entered into in April 2007. These borrowings were made in order to provide additional liquidity and to seek to meet our investment objective and strategies.

Distributions
We intend to elect to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. In order to maintain our status as a regulated investment company, we are required to meet specified source-of-income and asset diversification requirements and must distribute annually at least 90% of our investment company taxable income. Additionally, we must distribute at least 98% of our income (both ordinary income and net capital gains) to avoid an excise tax. We intend to make distributions to our stockholders on a quarterly basis of substantially all of our net operating income. We also intend to make distributions of net realized capital gains, if any, at least annually.
We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings when applicable to us as a business development company under the Investment Company Act of 1940 and due to provisions in our credit facilities. If we do not distribute a certain percentage of our income annually, we will suffer adverse tax consequences, including possible loss of our status as a regulated investment company. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.
On November 6, 2007, the Company’s Board of Directors (the “Board”) declared a fourth quarter distribution of $0.2625 per share ($4,650,652), which was paid on December 31, 2007 to common stockholders of record on December 21, 2007. The Company has established an “opt out” Dividend Reinvestment Plan (the “Plan”) for its common stockholders. As a result, if the Company declares a cash distribution in future periods, a stockholder’s cash distribution will be automatically reinvested in additional shares of the Company’s common stock unless the stockholder specifically “opts out” of the Plan and elects to receive cash distributions. For the fourth quarter distribution, holders of 2,119,799 shares participated in the Plan. As a result, of the $4,650,652 total amount distributed, $556,447 was used by the Plan agent to purchase shares in the open market, including fractions, on behalf of the Plan participants. On August 3, 2007, the Company’s Board declared a third quarter distribution of $0.2625 per share ($4,640,515), which was paid on September 28, 2007 to common stockholders of record on September 18, 2007. On March 9, 2007, the Company’s Board declared a second quarter distribution of $0.2625 per share ($4,624,629), which was paid on June 29, 2007 to common stockholders of record on June 19, 2007.
Subsequent Events
On March 7, 2008, the Company’s Board declared a first quarter distribution of $0.2625 per share, payable on March 31, 2008 to common stockholders of record on March 20, 2008.
Conference Call
The Company invites all interested persons to participate in its conference call on Monday, March 24, 2008 at 4:15 p.m. (Eastern Time). The dial-in number for the call is (888) 576-4393. The pass code for the conference call is 9429160. The Company will maintain an audio replay of the call for one week following the call. The replay dial-in number is (888) 203-1112. The replay pass code is 9429160.

Highland Distressed Opportunities, Inc.
Statement of Assets and Liabilities
As of December 31, 2007

($)
Assets:
Investments, at value (cost $372,026,014)	311,986,151
Cash	4,291,098
Receivable for:
Receivable for investments sold	24,628,173
Dividend and interest receivable	5,951,790
Other assets	66,712

Total assets	346,923,924

Liabilities:
Notes payable	142,000,000
Net discount and unrealized depreciation on unfunded transactions	16,228
Payables for:
Investments purchased	19,387,884
Investment advisory fee payable	1,812,285
Administration fee payable	317,150
Incentive fee	383,951
Interest expense payable	759,465
Directors’ fees	592
Accrued expenses and other liabilities	231,317

Total liabilities	164,908,872

Stockholders’ equity (net assets)	182,015,052

Composition of stockholders’ equity (net assets):
Common Stock, par value $.001 per share: 550,000,000 common stock authorized, 17,716,771 common stock outstanding	17,717
Paid-in capital	253,163,644
Undistributed net investment income	3,420,147
Accumulated net realized gain/(loss) on investments, total return swaps and foreign currency transactions	(14,547,689)
Net unrealized appreciation/(depreciation) on investments and translation of assets and liabilities in foreign currency	(60,038,767)

Stockholders’ equity (net assets)	182,015,052

Net Asset Value Per Share (Net Assets/Common Stock Outstanding)	10.27

Highland Distressed Opportunities, Inc.
Statement of Operations

For the Period Ended
December 31, 2007(a)
($)
Investment Income:
Interest Income	30,536,959
Dividends (net of foreign taxes withheld)	792,762

Total investment income	31,329,721

Expenses:
Investment advisory fees	6,306,869
Incentive fees	2,475,541
Administration fees	1,103,702
Accounting service fees	123,913
Transfer agent fees	24,500
Professional fees	523,596
Directors’ fees	35,441
Custody fees	50,956
Registration fees	20,247
Delaware franchise tax expense	119,367
Organization expense	170,383
Rating agency fees	57,003
Other expense	181,109

Total operating expenses	11,192,627
Interest expense	7,407,511

Total expenses	18,600,138

Fees and expenses waived or reimbursed by Investment Adviser	(4,359,935)

Net expenses	14,240,203

Net investment income	17,089,518

Net Realized and Unrealized Gain/(Loss) on Investments:
Net realized gain/(loss) on investments	(14,507,557)
Net realized gain/(loss) on total return swaps	172,955
Net realized gain/(loss) on foreign currency transactions	33,337
Net change in unrealized appreciation/(depreciation) on investments	(60,039,863)
Net change in unrealized appreciation/(depreciation) on translation of assets and liabilities denominated in foreign currency	1,096

Net realized and unrealized gain/(loss) on investments	(74,340,032)

Net decrease in stockholders’ equity (net assets) resulting from operations	(57,250,514)

(a)	Highland Distressed Opportunities, Inc. commenced operations on January 18, 2007.

About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”, “we,” “us” and “our”) is a recently-organized, non-diversified closed-end company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.
This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (“SEC”).
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
Shareholder Services: hfinfo@hcmlp.com, (877) 247-1888